Exhibit 99.1

OpGen Announces Pricing of $10 Million Private Placement

GAITHERSBURG, Md. (May 12, 2016) – OpGen, Inc. (NASDAQ: OPGN), a precision medicine company using molecular diagnostics and bioinformatics to combat infectious disease, announces the pricing of a private placement of units, each unit consisting of one share of common stock and one warrant to purchase 0.75 of one share of common stock, for an aggregate issuance of 9,053,556 shares of common stock and warrants to purchase 6,790,169 shares of common stock. Each unit will be sold at a price of $1.14375 per unit.  The warrants will be exercisable beginning 90 days after the closing of the transaction, have an exercise price of $1.3125 per share of common stock and may be exercised for five years.  The gross proceeds of the offering are $10.355 million.  The Company will use the net proceeds, after payment of offering expenses to support the sales and marketing and continued research and development of the Company’s rapid diagnostic and Acuitas Lighthouse bioinformatics products and services, and for general corporate purposes.

The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement and the shares of common stock issuable upon the exercise of the warrants issued in this private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About OpGen
OpGen, Inc. is developing and deploying precision medicine tools to combat infectious disease in global healthcare settings, helping physicians improve patient outcomes by providing more rapid information about life-threatening infections and decreasing the spread of infections caused by multidrug-resistant microorganisms.  OpGen offers a full portfolio of in vitro diagnostic products and clinical laboratory services that employ state-of-the-art molecular diagnostics and bioinformatics.  Its QuickFISH® products are a suite of FDA-cleared and CE-marked diagnostics used to rapidly detect pathogens in positive blood cultures.  Clinical laboratory services utilize the Acuitas® products, including the MDRO Gene Test, the Resistome Test, microbial Whole Genome Sequence Analysis and Acuitas Lighthouse™ bioinformatics system designed to detect, type, track and trend antibiotic resistant organisms in real-time.  Learn more at www.opgen.com.

OpGen Forward-Looking Statements
This press release includes statements relating to the expected proceeds from the Company’s private placement and the Company's products and services. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, risks related to the capital markets generally and the satisfaction of the closing conditions to the offering, the rate of adoption of our products and services by hospitals, the success of our commercialization efforts, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

OpGen
Michael Farmer
Director, Marketing
(240) 813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

Investors
LHA
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com

#   #   #